Exhibit 99.1

Sealed Air Reports
Q4 and Full Year 2024 Results and Provides 2025 Outlook
Fourth Quarter and Full Year 2024 Highlights
•Dustin Semach promoted to Chief Executive Officer
•Completed the full reorganization into two market-focused businesses, Food and Protective
•Food volume growth driven by competitive share gains and continued end-market demand
•Protective portfolio rebalance and enhanced customer focus continues
•Cost take-out generated $89 million of incremental cost savings for full-year 2024
•Net leverage ratio reduced to 3.6x with maintained focus on deleveraging the balance sheet
•Providing our financial outlook for 2025
CHARLOTTE, N.C., February 25, 2025 – Sealed Air Corporation (NYSE: SEE) today reported financial results for the fourth quarter and full year 2024 and provided its 2025 outlook.
“During the fourth quarter, we completed the reorganization into two market-focused businesses, Food and Protective, and had a strong finish to the year,” said Dustin Semach, Sealed Air’s President and CEO. “We exceeded our expectations across Adjusted EBITDA, Adjusted EPS and Free Cash Flow, reflecting improved discipline in fundamentals. I want to express my deep gratitude to our 16,400 plus Sealed Air team members for their commitment to our transformation and their tireless efforts in solving our customers' most critical packaging challenges."
“With the foundation now firmly in place, we are focused on maximizing the potential of each business based on their respective end-markets and portfolios. We are accelerating the momentum in Food by expanding further into higher growth end-markets with our case ready and fluids solutions and continuing to stabilize Protective. In parallel, we are continuing to streamline our operations and drive further productivity across the company. As a result, we are targeting growth and margin expansion in 2025. We are focused on accelerating the pace of execution to improve the outcomes for our customers and maximize value for our shareholders,” said Semach.
($ millions, except per share data)

GAAP Results	Fourth Quarter				Full Year
	2024	2023	Reported △%	Constant Dollar △%	2024	2023	Reported △%	Constant Dollar △%
Net Sales	$1,373	$1,378	(0.3)%	0.9%	$5,393	$5,489	(1.8)%	(1.1)%
Net Earnings	$—	$125	(100.3)%		$270	$339	(20.6)%
Diluted EPS	$0.00	$0.86	(100.0)%		$1.84	$2.34	(21.4)%
Cash Flow from Operations					$728	$516	41.0%

Non-GAAP Results	Fourth Quarter			Full Year
	2024	2023	Reported △%	2024	2023	Reported △%
Adjusted EBITDA	$271	$274	(1.3)%	$1,111	$1,107	0.4%
Adjusted Net Earnings	$110	$127	(13.9)%	$459	$461	(0.5)%
Adjusted Diluted EPS	$0.75	$0.88	(14.8)%	$3.14	$3.18	(1.3)%
Free Cash Flow(1)				$454	$467	(2.8)%

(1)     2023 excludes the impact of $195 million of payments and deposits to resolve certain prior year tax matters. 2024 excludes a $54 million refund received from the IRS during fourth quarter 2024 related to the same tax matters.
Unless otherwise stated, all results compare fourth quarter 2024 results to fourth quarter 2023 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Financial Highlights
Fourth Quarter 2024
Net sales of $1.37 billion was flat as reported in fourth quarter 2024 compared to fourth quarter 2023, with the Food segment increasing 3% and the Protective segment decreasing 7%. Net sales increased $13 million, or 1%, on a constant dollar basis. Volumes increased by $17 million, or 1%. Price had an unfavorable impact of $4 million, or less than 1%.
Income tax expense was $85 million, resulting in an effective tax rate of 100.5% in the quarter. This compares to an income tax expense of $(9) million in the prior year, or an effective tax rate of (7.8)%. The current year effective tax rate was unfavorably impacted primarily by the discrete, one-time write-off of a deferred tax asset associated with a legal entity restructuring, whereas the prior year effective tax rate was favorably impacted by the resolution of certain previous years' tax matters. The Adjusted Tax Rate was 28.1% in the quarter, as compared to 18.0% in the prior year. The fourth quarter 2023 Adjusted Tax Rate benefited from the reversal of previously accrued liabilities related to uncertain tax positions.
Net loss was less than $1 million, or less than ($0.01) per diluted share, in fourth quarter 2024 as compared to net earnings of $125 million, or $0.86 per diluted share, in fourth quarter 2023. The current quarter results were unfavorably impacted by $110 million of Special Items expense compared to $3 million of Special Items expense in the same quarter of the prior year. The increase in Special Items expense in the current quarter were primarily driven by unfavorable impacts related to income tax items, higher restructuring and other associated costs related to the cost take-out to grow program ("CTO2Grow Program") and an impairment charge associated with a debt investment.
Adjusted earnings per diluted share decreased to $0.75, from $0.88 in the prior year, primarily due to higher adjusted tax expense, partially offset by lower interest expense.
Adjusted EBITDA was $271 million, or 19.7% of net sales, as compared to $274 million, or 19.9% in the prior year. The decrease in Adjusted EBITDA was primarily due to unfavorable net price realization and lower volume in Protective, partially offset by higher Food volumes.
Full Year 2024
Net sales of $5.39 billion decreased 2% as reported for full year 2024 compared to full year 2023, with the Food segment increasing 2% and the Protective segment decreasing 8%. Net sales decreased $61 million, or 1%, on a constant dollar basis. Volumes increased by $35 million, or less than 1%. Price had an unfavorable impact of $119 million, or 2%.
Income tax expense was $189 million, resulting in an effective tax rate of 41.2% for the current year. This compares to an income tax expense of $90 million in the prior year, or an effective tax rate of 21.0%. The current year effective tax rate was unfavorably impacted by the discrete, one-time write-off of a deferred tax asset associated with a legal entity restructuring, whereas the prior year effective tax rate was favorably impacted by the resolution of certain previous years' tax matters. The Adjusted Tax Rate was 25.9% for full year 2024, as compared to 23.6% in the prior year. The 2023 Adjusted Tax Rate benefited from the reversal of previously accrued liabilities related to uncertain tax positions.
Full year 2024 net earnings were $270 million, or $1.84 per diluted share, as compared to net earnings of $339 million, or $2.34 per diluted share, in full year 2023. The current year results were unfavorably impacted by $189 million of Special Items expense compared to $122 million of Special Items expense in the prior year. The increase in Special Items expense were primarily driven by unfavorable impacts related to income tax items, higher restructuring costs related to the CTO2Grow Program and an impairment charge associated with a debt investment, partially offset by lower Liquibox acquisition related costs.
Adjusted earnings per diluted share decreased to $3.14, from $3.18 in the prior year, primarily due to higher adjusted tax expense and higher shares outstanding, partially offset by lower interest expense.
Adjusted EBITDA was $1,111 million, or 20.6% of net sales, as compared to $1,107 million, or 20.2% in the prior year. The increase in Adjusted EBITDA was primarily due to lower operating costs driven by productivity benefits as a result of the CTO2Grow Program, partially offset by unfavorable net price realization in Protective.
Business Segment Highlights

2

Fourth quarter net sales in Food were $923 million, an increase of 3% as reported compared to fourth quarter 2023. Currency had an unfavorable impact of $15 million, or 2%. On a constant dollar basis, net sales increased $45 million, or 5%. Volumes increased by $44 million, or 5%, with growth in all regions driven by competitive share gains and continued end-market demand. Price had a favorable impact of $2 million. Adjusted EBITDA of $208 million, or 22.5% of net sales, increased 7% from $195 million, or 21.8% of net sales, in the prior year. The increase in Adjusted EBITDA was primarily attributable to higher volumes.
Fourth quarter net sales in Protective were $450 million, a decrease of 7% as reported compared to fourth quarter 2023. Net sales were unfavorably impacted by currency fluctuation of $2 million, or less than 1%. On a constant dollar basis, net sales decreased $32 million, or 7%. Volumes decreased by $26 million, or 5%, resulting from continued weakness in our industrial and fulfillment portfolios. Price had an unfavorable impact of $6 million, or 1%. Adjusted EBITDA of $67 million, or 14.8% of net sales, decreased 26% from approximately $90 million, or 18.7% of net sales, in the prior year. The decrease in Adjusted EBITDA was primarily attributable to lower volumes and unfavorable net price realization.
Cash Flow and Net Debt
Cash flow provided by operating activities during full year 2024 was $728 million, as compared to $516 million during 2023. Capital expenditures were $220 million during full year 2024, as compared to $244 million during 2023. Free cash flow, defined as net cash provided by operating activities less capital expenditures, was a source of $508 million during full year 2024, as compared to a source of $272 million during the prior year. Excluding $195 million of deposits and payments during 2023 related to the resolution of previous years’ tax matters and a $54 million refund received during fourth quarter 2024 related to the same matters, Free Cash Flow was a source of $454 million during full year 2024 compared to a source of $467 million in the prior year.
Dividend payments for both the full year 2024 and 2023 were $118 million.
Net Debt, defined as total debt less cash and cash equivalents, decreased to $4.0 billion as of December 31, 2024 from $4.3 billion as of December 31, 2023. As of December 31, 2024, Sealed Air had approximately $1.37 billion of available liquidity, comprised of $372 million in cash and $1.0 billion of available and unused lines of credit under our committed credit facilities. The net leverage ratio, defined as net debt divided by trailing twelve month Adjusted EBITDA, was 3.6x as of December 31, 2024, as compared to 3.9x as of December 31, 2023.
Outlook for Full Year 2025

(in $ millions except EPS)	Range	Constant dollar △%
Net Sales	$5,100 to $5,500	(3%) to 4%
Adjusted EBITDA	$1,075 to $1,175	(1%) to 8%
Adjusted EPS	$2.90 to $3.30	(4%) to 9%
Free Cash Flow	$350 to $450
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Tuesday, February 25, 2025 at 10:00 a.m. (ET) to discuss our Fourth Quarter and Full Year 2024 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s fourth quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging

3

processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2024, Sealed Air generated $5.4 billion in sales and has approximately 16,400 employees who serve customers in 117 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

4

Company Contacts

Investors
Mark Stone
mark.stone@sealedair.com
919.673.3218

Louise Lagache
louise.lagache@sealedair.com

Media
Amanda Hoggarth
amanda.hoggarth@sealedair.com

5

The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions, except per share data)	2024	2023	2024	2023
Net sales	$1,372.8	$1,377.5	$5,392.6	$5,488.9
Cost of sales	966.0	972.6	3,767.5	3,847.6
Gross profit	406.8	404.9	1,625.1	1,641.3
Selling, general and administrative expenses	188.8	176.5	752.6	759.1
(Loss) Gain on disposal and sale of businesses and property and equipment, net	(10.4)	5.9	(16.2)	(49.3)
Amortization expense of intangible assets	15.6	16.7	62.6	62.7
Restructuring charges	33.0	6.4	57.8	15.6
Operating profit	159.0	211.2	735.9	754.6
Interest expense, net	(58.7)	(66.4)	(247.6)	(263.0)
Other expense, net	(15.9)	(28.9)	(29.9)	(61.9)
Earnings before income tax provision	84.4	115.9	458.4	429.7
Income tax provision	84.8	(9.0)	188.9	90.4
Net (loss) earnings from continuing operations	(0.4)	124.9	269.5	339.3
(Loss) Gain on sale of discontinued operations, net of tax	(6.9)	(0.9)	(4.8)	2.3
Net (loss) earnings	$(7.3)	$124.0	$264.7	$341.6
Basic:
Continuing operations	$—	$0.86	$1.85	$2.35
Discontinued operations	(0.05)	—	(0.03)	0.02
Net (loss) earnings per common share - basic	$(0.05)	$0.86	$1.82	$2.37
Diluted:
Continuing operations	$—	$0.86	$1.84	$2.34
Discontinued operations	(0.05)	—	(0.03)	0.02
Net (loss) earnings per common share - diluted	$(0.05)	$0.86	$1.81	$2.36
Weighted average number of common shares outstanding:
Basic	145.8	144.5	145.5	144.4
Diluted	146.4	144.9	146.0	144.9

6

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$371.8	$346.1
Trade receivables, net	443.1	442.6
Income tax receivables	25.0	44.9
Other receivables	99.8	94.2
Advances and deposits	36.1	72.8
Inventories, net	722.2	774.3
Prepaid expenses and other current assets	193.8	188.4
Total current assets	1,891.8	1,963.3
Property and equipment, net	1,397.9	1,416.4
Goodwill	2,878.5	2,892.5
Identifiable intangible assets, net	381.6	439.0
Deferred taxes	112.0	130.8
Operating lease right-of-use-assets	98.0	86.5
Other non-current assets	262.3	272.1
Total assets	$7,022.1	$7,200.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$140.5	$140.7
Current portion of long-term debt	64.6	35.7
Current portion of operating lease liabilities	29.7	29.2
Accounts payable	771.0	764.6
Accrued restructuring costs	42.6	23.1
Income tax payable	53.3	28.7
Other current liabilities	533.8	487.0
Total current liabilities	1,635.5	1,509.0
Long-term debt, less current portion	4,198.8	4,513.9
Long-term operating lease liabilities, less current portion	74.8	66.7
Deferred taxes	26.1	35.8
Other non-current liabilities	462.4	525.7
Total liabilities	6,397.6	6,651.1

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.4
Additional paid-in capital	1,445.7	1,429.5
Retained earnings	643.4	496.5
Common stock in treasury	(404.2)	(436.4)
Accumulated other comprehensive loss, net of taxes	(1,075.9)	(955.5)
Total stockholders’ equity	624.5	549.5
Total liabilities and stockholders’ equity	$7,022.1	$7,200.6

7

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(In USD millions)	2024	2023
Net earnings	$264.7	$341.6
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	349.8	376.3
Changes in operating assets and liabilities:
Trade receivables, net	(34.1)	73.4
Inventories	(4.3)	136.0
Income tax receivable/payable	45.6	(0.4)
Accounts payable	28.1	(122.8)
Tax refunds / (payments and deposits) to resolve certain prior years' tax matters	54.0	(195.0)
Other assets and liabilities	24.2	(92.9)
Net cash provided by operating activities	$728.0	$516.2
Cash flows from investing activities:
Capital expenditures	$(220.2)	$(244.2)
Proceeds related to sale of business and property and equipment, net	1.0	10.2
Businesses acquired in purchase transactions, net of cash acquired	4.2	(1,160.7)
(Payments) / Proceeds related to debt, equity, and equity method investments, net	(1.1)	2.8
Proceeds from cross currency swaps	3.1	1.6
Settlement of foreign currency forward contracts	(19.5)	12.1
Net cash used in investing activities	$(232.5)	$(1,378.2)
Cash flows from financing activities:
Net proceeds of short-term borrowings	$5.2	$131.6
Proceeds from long-term debt	416.2	1,833.4
Payments of long-term debt	(710.5)	(958.4)
Dividends paid on common stock	(118.0)	(117.9)
Repurchases of common stock	—	(79.9)
Payments of debt modification/extinguishment costs and other	(7.6)	(22.3)
Impact of tax withholding on share-based compensation	(9.9)	(21.8)
Principal payments related to financing leases	(8.2)	(9.0)
Net cash (used in) provided by financing activities	$(432.8)	$755.7
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(37.0)	$(3.7)
Cash and cash equivalents	346.1	456.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$346.1	$456.1
Net change during the period	25.7	(110.0)
Cash and cash equivalents	371.8	346.1
Restricted cash and cash equivalents	—	—
Balance, end of period	$371.8	$346.1

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$728.0	$516.2
Capital expenditures for property and equipment	(220.2)	(244.2)
Free Cash Flow	$507.8	$272.0

Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$284.1	$265.2
Income tax payments, net of cash refunds(2)	$109.7	$357.7
Restructuring payments including associated costs	$58.1	$19.2
Non-cash items:
Transfers of shares of our common stock from treasury for our profit-sharing plan contributions	$25.4	$23.9

(1)2024 primarily consists of depreciation and amortization of $241 million, share based compensation expense of $32 million, profit sharing expense of $26 million, provisions for inventory obsolescence of $19 million, impairment of debt investment of $9 million and loss on debt redemption and refinancing activities of $7 million, partially offset by a decrease in deferred taxes of $16 million. 2023 primarily consists of depreciation and amortization of $233 million, net loss associated with the disposal of businesses of $53 million, share based compensation expense of $33 million, profit sharing expense of $25 million, provisions for inventory obsolescence of $18 million, and loss on debt redemption and refinancing activities of $13 million, partially offset by a decrease in deferred taxes of $28 million.
(2)2023 includes $195.0 million of payments and deposits related to the resolution of certain previous years' tax matters. Excluding the $195.0 million of payments and deposits, Income tax payments, net of cash refunds were $162.7 million for the year ended December 31, 2023. 2024 includes a $54.0 million refund from the IRS related to the same tax matters. Excluding the $54.0 million refund, Income tax payments, net of cash refunds were $163.7 million for the year ended December 31, 2024.

8

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended December 31,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$892.6	64.8%	$484.9	35.2%	$1,377.5	100.0%

Price	1.6	0.2%	(5.9)	(1.2)%	(4.3)	(0.3)%
Volume(1)	43.5	4.9%	(26.3)	(5.4)%	17.2	1.2%
Total constant dollar change (non-GAAP)(2)	45.1	5.1%	(32.2)	(6.6)%	12.9	0.9%
Foreign currency translation	(15.2)	(1.8)%	(2.4)	(0.5)%	(17.6)	(1.2)%
Total change (GAAP)	29.9	3.3%	(34.6)	(7.1)%	(4.7)	(0.3)%

2024 Net Sales	$922.5	67.2%	$450.3	32.8%	$1,372.8	100.0%

	Year Ended December 31,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$3,519.7	64.1%	$1,969.2	35.9%	$5,488.9	100.0%

Price	(69.5)	(2.0)%	(49.3)	(2.5)%	(118.8)	(2.1)%
Volume(1)	136.5	3.9%	(101.8)	(5.2)%	34.7	0.6%
Total organic change (non-GAAP)(2)	67.0	1.9%	(151.1)	(7.7)%	(84.1)	(1.5)%
Acquisition	23.5	0.7%	—	—%	23.5	0.4%
Total constant dollar change (non-GAAP)(2)	90.5	2.6%	(151.1)	(7.7)%	(60.6)	(1.1)%
Foreign currency translation	(27.6)	(0.8)%	(8.1)	(0.4)%	(35.7)	(0.7)%
Total change (GAAP)	62.9	1.8%	(159.2)	(8.1)%	(96.3)	(1.8)%

2024 Net Sales	$3,582.6	66.4%	$1,810.0	33.6%	$5,392.6	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

9

Sealed Air Corporation
Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended December 31,
(In USD millions)	Americas		EMEA		APAC		Total Company
2023 Net Sales	$882.7	64.1%	$285.4	20.7%	$209.4	15.2%	$1,377.5	100.0%

Price	0.1	—%	(2.9)	(1.0)%	(1.5)	(0.7)%	(4.3)	(0.3)%
Volume(1)	7.2	0.8%	6.6	2.3%	3.4	1.6%	17.2	1.2%
Total constant dollar change (non-GAAP)(2)	7.3	0.8%	3.7	1.3%	1.9	0.9%	12.9	0.9%
Foreign currency translation	(14.5)	(1.6)%	(1.6)	(0.6)%	(1.5)	(0.7)%	(17.6)	(1.2)%
Total change (GAAP)	(7.2)	(0.8)%	2.1	0.7%	0.4	0.2%	(4.7)	(0.3)%

2024 Net Sales	$875.5	63.8%	$287.5	20.9%	$209.8	15.3%	$1,372.8	100.0%

	Year Ended December 31,
(In USD millions)	Americas		EMEA		APAC		Total Company
2023 Net Sales	$3,578.3	65.2%	$1,149.3	20.9%	$761.3	13.9%	$5,488.9	100.0%

Price	(76.1)	(2.1)%	(36.4)	(3.2)%	(6.3)	(0.8)%	(118.8)	(2.1)%
Volume(1)	27.8	0.8%	(9.1)	(0.8)%	16.0	2.1%	34.7	0.6%
Total organic change (non- GAAP)(2)	(48.3)	(1.3)%	(45.5)	(4.0)%	9.7	1.3%	(84.1)	(1.5)%
Acquisition	17.2	0.4%	4.0	0.4%	2.3	0.3%	23.5	0.4%
Total constant dollar change (non-GAAP)(2)	(31.1)	(0.9)%	(41.5)	(3.6)%	12.0	1.6%	(60.6)	(1.1)%
Foreign currency translation	(21.1)	(0.6)%	0.1	—%	(14.7)	(2.0)%	(35.7)	(0.7)%
Total change (GAAP)	(52.2)	(1.5)%	(41.4)	(3.6)%	(2.7)	(0.4)%	(96.3)	(1.8)%

2024 Net Sales	$3,526.1	65.4%	$1,107.9	20.5%	$758.6	14.1%	$5,392.6	100.0%

(1)Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)Total organic change is a non-GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

10

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions)	2024	2023	2024	2023
Adjusted EBITDA from continuing operations:
Food	$207.6	$194.9	$807.7	$775.0
Adjusted EBITDA Margin	22.5%	21.8%	22.5%	22.0%
Protective	66.7	90.5	313.5	361.8
Adjusted EBITDA Margin	14.8%	18.7%	17.3%	18.4%
Corporate	(3.5)	(11.1)	(10.6)	(30.2)
Non-GAAP Consolidated Adjusted EBITDA	$270.8	$274.3	$1,110.6	$1,106.6
Adjusted EBITDA Margin	19.7%	19.9%	20.6%	20.2%

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions)	2024	2023	2024	2023
GAAP Net earnings from continuing operations	$(0.4)	$124.9	$269.5	$339.3
Interest expense, net	58.7	66.4	247.6	263.0
Income tax provision	84.8	(9.0)	188.9	90.4
Depreciation and amortization, net of adjustments(1)	59.5	52.5	243.7	239.6
Special Items:
Liquibox intangible amortization	7.6	8.0	30.3	27.9
Liquibox inventory step-up amortization	—	(0.6)	—	10.2
Restructuring charges	33.0	6.4	57.8	15.6
Other restructuring associated costs	8.1	—	30.3	34.5
Foreign currency exchange loss due to highly inflationary economies	2.0	12.5	9.9	23.1
Loss on debt redemption and refinancing activities	—	8.3	6.8	13.2
Impairment of debt investment	8.5	—	8.5	—
Contract terminations	—	(0.7)	(0.1)	14.6
Charges related to acquisition and divestiture activity	1.0	3.8	4.2	28.3
CEO severance	—	6.1	—	6.1
Other Special Items	8.0	(4.3)	13.2	0.8
Pre-tax impact of Special Items	68.2	39.5	160.9	174.3
Non-GAAP Consolidated Adjusted EBITDA	$270.8	$274.3	$1,110.6	$1,106.6

(1)     Depreciation and amortization by segment are as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions)	2024	2023	2024	2023
Food	$45.0	$39.9	$186.1	$175.7
Protective	22.1	20.6	87.9	91.8
Consolidated depreciation and amortization(i)	$67.1	$60.5	$274.0	$267.5
Liquibox intangible amortization	(7.6)	(8.0)	(30.3)	(27.9)
Depreciation and amortization, net of adjustments	$59.5	$52.5	$243.7	$239.6

11

(i)    Includes share-based incentive compensation of $8.6 million and $33.0 million for the three months and year ended December 31, 2024, respectively, and $1.9 million and $34.2 million for the three months and year ended December 31, 2023, respectively.

The calculation of the non-GAAP Adjusted income tax rate is as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions)	2024	2023	2024	2023
GAAP Earnings before income tax provision from continuing operations	$84.4	$115.9	$458.4	$429.7
Pre-tax impact of Special Items	68.2	39.5	160.9	174.3
Non-GAAP Adjusted Earnings before income tax provision from continuing operations	$152.6	$155.4	$619.3	$604.0

GAAP Income tax provision from continuing operations	$84.8	$(9.0)	$188.9	$90.4
Tax Special Items(1)	(56.1)	30.6	(64.7)	20.0
Tax impact of Special Items	14.2	6.4	36.2	32.3
Non-GAAP Adjusted Income tax provision from continuing operations	$42.9	$28.0	$160.4	$142.7

GAAP Effective income tax rate	100.5%	(7.8)%	41.2%	21.0%
Non-GAAP Adjusted income tax rate	28.1%	18.0%	25.9%	23.6%

(1)For the year ended December 31, 2024, Tax Special Items reflect the write-off of a deferred tax asset associated with a legal entity restructuring and accruals for uncertain tax positions. For the year ended December 31, 2023, Tax Special Items reflect adjustments related to the settlement of the IRS audit partially offset by accruals for uncertain tax positions.
Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$(0.4)	$—	$124.9	$0.86	$269.5	$1.84	$339.3	$2.34
Special Items(1)	110.1	0.75	2.5	0.02	189.4	1.30	122.0	0.84
Non-GAAP adjusted net earnings and adjusted diluted EPS	$109.7	$0.75	$127.4	$0.88	$458.9	$3.14	$461.3	$3.18
Weighted average number of common shares outstanding - Diluted		146.4		144.9		146.0		144.9

(1)      Special Items include items in the table below.

12

	Three Months Ended December 31,		Year Ended December 31,
(In USD millions, except per share data)	2024	2023	2024	2023
Special Items:
Liquibox intangible amortization	$7.6	$8.0	$30.3	$27.9
Liquibox inventory step-up amortization	—	(0.6)	—	10.2
Restructuring charges	33.0	6.4	57.8	15.6
Other restructuring associated costs	8.1	—	30.3	34.5
Foreign currency exchange loss due to highly inflationary economies	2.0	12.5	9.9	23.1
Loss on debt redemption and refinancing activities	—	8.3	6.8	13.2
Impairment of debt investment	8.5	—	8.5	—
Contract terminations	—	(0.7)	(0.1)	14.6
Charges related to acquisition and divestiture activity	1.0	3.8	4.2	28.3
CEO severance	—	6.1	—	6.1
Other Special Items	8.0	(4.3)	13.2	0.8
Pre-tax impact of Special Items	68.2	39.5	160.9	174.3
Tax impact of Special Items and Tax Special Items	41.9	(37.0)	28.5	(52.3)
Net impact of Special Items	$110.1	$2.5	$189.4	$122.0
Weighted average number of common shares outstanding - Diluted	146.4	144.9	146.0	144.9
Loss per share impact from Special Items	$(0.75)	$(0.02)	$(1.30)	$(0.84)

Calculation of Net Debt
(Unaudited)

(In USD millions)	December 31, 2024	December 31, 2023
Short-term borrowings	$140.5	$140.7
Current portion of long-term debt	64.6	35.7
Long-term debt, less current portion	4,198.8	4,513.9
Total debt	4,403.9	4,690.3
Less: cash and cash equivalents	(371.8)	(346.1)
Non-GAAP Net debt	$4,032.1	$4,344.2

Net Leverage Ratio (Net Debt / Adjusted EBITDA)	3.6x	3.9x

13